UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2017

Commission file number: 001-33225

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-5336063
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2122 York Road, Oak Brook, IL	60523
(Address of principal executive offices)	(Zip Code)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Lawrence R. Dickerson as Director

On January 24, 2017, the Board of Directors (the “Board”) of Great Lakes Dredge & Dock Corporation (the “Company”) elected Lawrence R. Dickerson as a director, effective immediately. Mr. Dickerson was also appointed to the Compensation Committee. Mr. Dickerson will serve in the class of directors whose term expires at the Company’s 2019 Annual Meeting of Stockholders.

Mr. Dickerson spent 34 years at Diamond Offshore Drilling, Inc. (NYSE:DO), a deepwater drilling contractor, where he was most recently President and Chief Executive Officer from 2008 until his retirement in 2014.  During his tenure at Diamond Offshore, Mr. Dickerson held a number of senior positions, including Chief Operating Officer and Chief Financial Officer. Mr. Dickerson is currently a director on the boards of Murphy Oil Corporation (NYSE:MUR) and Oil States International (NYSE:OIS). From 2015 – 2016, he was chairman of the board of Hercules Offshore, Inc. (NASDAQ:HERO) and from 2008 – 2012, he was a director of Global Industries, Ltd. (NASDAQ:GLBL). He holds a Bachelor’s Degree in Business Administration from the University of Texas and he is a Certified Public Accountant.

Mr. Dickerson will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2016.

There are no arrangements or understandings between Mr. Dickerson and any other person, pursuant to which Mr. Dickerson was selected as a director. Neither Mr. Dickerson nor any of his immediate family members have been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Election of D. Michael Steuert as Director

On January 24, 2017, the Board elected D. Michael Steuert as a director, effective immediately. Mr. Steuert was also appointed to the Audit Committee. Mr. Steuert will serve in the class of directors whose term expires at the Company’s 2019 Annual Meeting of Stockholders.

Mr. Steuert was Senior Vice President and Chief Financial Officer for Fluor Corporation (NYSE:FLR), one of the world’s largest publicly traded engineering, procurement, construction (EPC), maintenance, and project management companies, from 2001 until his retirement in 2012. Prior to Fluor, Mr. Steuert served as Senior Vice President and Chief Financial Officer at Litton Industries Inc., and as Senior Vice President and Chief Financial Officer of GenCorp Inc., currently called Aerojet Rocketdyne (NASDAQ:AJRD), from 1990 to 1999. He is currently a director on the boards of LNG Ltd. (ASX: LNG) and Weyerhaeuser Co. (NYSE:WY). He holds bachelor’s and master’s degrees from the Carnegie Mellon University.

Mr. Steuert will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s definitive proxy statement filed with the Commission on April 1, 2016.

There are no arrangements or understandings between Mr. Steuert and any other person, pursuant to which Mr. Steuert was selected as a director. Neither Mr. Steuert nor any of his immediate family members have been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

2017 Annual Meeting Director Nominees

On January 25, 2017, Peter R. Deutsch provided notice to the Company that he has elected to withdraw his name from consideration for the Company’s slate of director nominees for the 2017 Annual Meeting. Mr. Deutsch will continue to serve on the Board until the expiration of his current term in May 2017. Mr. Deutsch’s decision was not due to any disagreement with the Company or for any matter relating to the Company’s operations, policies or practices.

On January 26, 2017, Great Lakes Dredge & Dock Corporation distributed a press release announcing the changes to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Press release of Great Lakes Dredge & Dock Corporation, dated January 26, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION
(registrant)

By:	/s/ Mark W. Marinko
Mark W. Marinko
Senior Vice President, Chief Financial Officer and Interim Chief Executive Officer

Date: January 30, 2017

EXHIBIT INDEX

Number	Document Description

99.1	Press release of Great Lakes Dredge & Dock Corporation, dated January 26, 2017